EXHIBIT 1









                     Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration

Statement on Form S-8 (Nos. 33-17341 and 2-97641), as amended, of the

National Fuel Gas Company Tax-Deferred Savings Plan for Non-Union Employees

of our report dated June 27, 1994 appearing on page 4 of this Form 11-K.








PRICE WATERHOUSE

Buffalo, New York
June 27, 1994